UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

9 Meters Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615

(Address of principal executive offices) (Zip Code)

(919) 275-1933

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2022, 9 Meters Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for the purchase of senior secured convertible notes with an institutional investor (the “Holder”). The principal amount for the initial note is expected to be $21 million (the “Convertible Note”), with an option for the Company to issue additional convertible notes to the Holder with principal amounts of up to an aggregate of $70 million, subject to certain limitations, including that the price of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), is not less than 130% of the Fixed Conversion Price (as defined below).The 36-month Convertible Note will bear interest equal to the three-month benchmark rate plus 5% (with a floor of 6%) (18% upon an event of default). The Convertible Note will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company; however, the Company may use its intellectual property collateral in certain strategic transactions with companies in the pharmaceutical or biotechnology industry, subject to certain collateral requirements being met. The Agreement is expected to close and the Convertible Note is expected to be issued in early July 2022 (the “Closing Date”), subject to customary closing conditions.

For the first 12 months following the Closing Date, the Company will make interest payments to the Holder but will not be required to make any scheduled principal payments on the Convertible Note. Beginning with the first calendar month thereafter, the Convertible Note amortizes (1/24th) each month until maturity and each amortization installment payment will equal 105% of par.

The Convertible Note will be optionally convertible by the Company or the Holder, subject to certain limitations as described below. The Company can elect to make principal or interest payments (or accelerated payments) in Common Stock instead of cash, by providing a notice to the Holder specifying the dollar amount of such election for any given month’s scheduled amortization and, in the case of any earlier accelerated payment(s), a conversion period of not less than ten trading days, but no more than forty trading days, during which the Holder is to convert such portion of the Convertible Note into Common Stock. Pursuant to such optional conversion, the conversion price will equal 92.0% of the lowest daily VWAP during the three-trading day period immediately prior to the payment date determined by the Holder during the conversion period, provided however, that the Company can elect to set a conversion floor price. If the Holder elects to convert the Convertible Note, the conversion price per share will be $0.3531, subject to customary adjustments and anti-dilution protection described below (the “Fixed Conversion Price”). The conversion of the Convertible Note is subject to certain conditions, including that the shares are registered, the Holder is not in possession of material non-public information provided by or on behalf of the Company, no fundamental change of the Company has been announced or is pending, the Holder remains within the Beneficial Ownership Limitation (as defined below), and no event of default has occurred and is continuing (the “Equity Conditions”).

As long as the Company remains in compliance with the Convertible Note, and subject to certain limitations described in the Convertible Note, the Company will have two optional redemption rights to repay the Convertible Note in cash. First, after 180 days following the Closing Date, so long as the market price of the Common Stock has been no less than 140% of the Fixed Conversion Price for the immediately preceding 20 trading days, the Company can elect to redeem the Convertible Note for an amount equal to 105% of the principal amount elected to be redeemed, plus accrued and unpaid interest. Second, at any time following the Closing Date, the Company can elect to repay the Convertible Note at the greater of (i) the Fixed Conversion Value (the daily VWAP of the Common Stock on the date of the redemption notice multiplied by the number of shares that would result from the conversion of the principal amount being redeemed at the Fixed Conversion Price), plus accrued and unpaid interest or (ii) 125% of par before the first anniversary of the Closing Date, 115% of par before the second anniversary of the Closing Date, and 105% of par before the third anniversary of the Closing Date, each plus accrued and unpaid interest.

The conversion price with respect to the Convertible Notes is subject to a weighted average anti-dilution adjustment in the event the Company issues, or is deemed to have issued, shares of Common Stock, other than certain excepted issuances, at a price below the conversion price then in effect. Additionally, for 90 days following the Closing Date, if the Company grants, issues or sells any shares of Common Stock, then immediately after such dilutive issuance, the conversion rate of such Convertible Note will be decreased to an amount equal to the average of the daily VWAPs of the Common Stock for each of the five trading days immediately following the date of public disclosure of such issuance.

The Convertible Note may not be converted into shares of Common Stock if such conversion would result in the Holder and its affiliates owning an aggregate of in excess of 4.99% of the then-outstanding shares of Common Stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Holder, but in any case, to no greater than 9.99% (the “Beneficial Ownership Limitation”).

The Convertible Note provides for standard and customary events of default, such as the Company failing to make timely payments under the Convertible Note and failing to timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. The Purchase Agreement and Convertible Note also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on the Company’s assets, and entering into investments, as well as a subsequent financing requirement to raise at least $25,000,000 by March 31, 2023 (the “Subsequent Financing”) and a minimum liquidity requirement (110% of the outstanding principal amount, which may be reduced upon consummation of a Subsequent Financing to the greater of (i) the outstanding principal amount, less 7.5% of the Company’s total market capitalization and (ii) 50% of the outstanding principal amount).

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days following the Closing Date, a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Convertible Note, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable, and in any event within 30 days of filing the registration statement (or 60 days if reviewed and commented on by the SEC).

In addition, the Company must seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Convertible Note, and any subsequent convertible notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection therewith, the Company has entered into voting agreements (the “Voting Agreements”) with each of its officers and directors (each, a “Stockholder”). Pursuant to the Voting Agreements, each Stockholder has agreed, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

The description of the Purchase Agreement and Convertible Note above is not complete and is qualified in its entirety by the full text of the form of Purchase Agreement and the form of Convertible Note, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.

The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement, the issuance of the Convertible Note, and the underlying shares of Common Stock is incorporated herein by reference. The Convertible Note and underlying shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and similar exemptions under applicable state laws.

Item 8.01.	Other Events.

On June 30, 2022, the Company issued a press release announcing the Purchase Agreement and Convertible Note described in Item 1.01. A copy of the press release is filed as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of Securities Purchase Agreement.
Exhibit 10.2	Form of Senior Secured Convertible Note.
Exhibit 99.1	Press Release, dated June 30, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: June 30, 2022	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer